Exhibit 3.4
LIMITED LIABILITY COMPANY AGREEMENT

OF

LEMS I LLC

Dated as of March 21, 2019

This Limited Liability Company Agreement (this “Agreement”) of LEMS I LLC is entered into by Expedia Group, Inc. (the “Member”).

The Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”), to be treated as an entity that is disregarded as separate from its owner for U.S. federal income tax purposes, and hereby agrees as follows:

1.
Name.  The name of the limited liability company formed hereby is LEMS I LLC (the “Company”).  The Company may do business under that name and, as permitted by applicable law, under any other name determined from time to time by the Member.

2.
Purpose.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

3.
Term.  The term of the Company commenced on the date the certificate of formation of the Company was filed in the office of the Secretary of State of the State of Delaware and shall continue until the Company is dissolved pursuant to the provisions of Section 8 of this Agreement.  All actions of the signatory of the certificate of formation taken or incurred on behalf of the Company on or prior to the date hereof are hereby adopted and approved.

4.
Registered Office.  The address of the registered office of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, 19904.  The Company may also have offices at such other places within or without the State of Delaware as the Member may from time to time designate or the business of the Company may require.

5.
Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Kent County, 19904.

6.	Member. The Member is hereby admitted as a member of the Company upon its execution of this Agreement. The name and the mailing address of the Member are as follows:

Name	Address

Expedia Group, Inc.	333 108th Ave NE Bellevue, Washington 98004

7.
Management of the Company.  (a) The Member shall be the “Manager” as defined in the Act.  The property, business and affairs of the Company shall be managed and conducted by the Member.  The Company may only act and bind itself through the consent of the Member, or through the actions of the agents and employees of the Company (as described in paragraph (b) below) if and to the extent authorized by this Agreement or by the consent of the Member in accordance with the provisions of this Agreement.  The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by a member under the laws of the State of Delaware.

(b)          The Member may (i) authorize by written action any person to enter into and perform any agreement on behalf of the Company, (ii) appoint one or more officers with such titles and duties and powers as the Member may determine and (iii) appoint individuals, with such titles as it may select, as employees or officers of the Company to act on behalf of the Company, with such power and authority as the Member may delegate from time to time to any such person.  Any such persons, officers and employees designated by the Member to act on behalf of the Company may be appointed or removed by the Member at any time and from time to time, with or without cause.
(c)          Any person or entity dealing with the Company, the Member or any of the persons described in paragraph (b) above (collectively, the “Authorized Persons”) may rely upon a certificate signed by the Member (or the Secretary of the Company), as to the identity of the Member or an Authorized Person and as to the authority of the Member or such Authorized Person to execute and deliver any instrument or document on behalf of the Company.  As used herein, “person” means any individual, corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.
(d)          Kathleen C. Iannone, as an “authorized person” within the meaning of the Act, has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware, and all such acts are hereby acknowledged, adopted, ratified, and confirmed.  Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, such person’s powers as an “authorized person” ceased.  Each of Mark D. Okerstrom, Alan R. Pickerill, Robert J. Dzielak, Regi Vengalil, Michael S. Marron, Frances J. Erskine, Lance A. Soliday and Matthew Cullen (or such other person or persons as may from time to time be designated by the Member for such purpose) is hereby designated as an “authorized person,” within the meaning of the Act, to execute, deliver and cause to be filed any certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

8.
Dissolution; Liquidation.  (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:  (i) the written consent of the Member or (ii) any other event or circumstance giving rise to the dissolution of the Company under the Act, unless the Company’s existence is continued pursuant to the Act.

(b)          Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Member shall promptly liquidate the business of the Company.  During the period of the winding up of the affairs of the Company, the rights and obligations of the Member under this Agreement shall continue.
(c)          In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied as follows:  (i) first, to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (ii) thereafter, to the Member.
(d)          Upon the completion of the winding up of the Company, the Member shall file a certificate of cancellation in accordance with the Act.
9.	Capital Contributions. The Member shall have the right, but not the obligation, to make capital contributions to the Company at the times and in the amounts determined by the Member.

10.	Allocation of Profits and Losses. The Company’s profits and losses shall be allocated at the end of each calendar year (and at such other times, if any, as the Member shall determine) to the Member.

11.
Distributions.  Distributions may be made to the Member at the times and in the aggregate amounts determined by the Member.  Notwithstanding anything to the contrary contained herein, the Company, and the Member on behalf of the Company, shall not make a distribution to the Member on account of the interest of the Member in the Company if such distribution would violate § 18-607 of the Act or any other applicable law.

12.	Fiscal Year. The fiscal year of the Company shall end on December 31st of each year.

13.	Assignments. A Member shall be permitted to transfer all or any portion of its interest in the Company to any person or entity.

14.	Resignation. A Member may only resign from the Company if it has transferred all of its interest in the Company to another person or entity.

15.
Admission of Additional Members.  One or more additional members of the Company may be admitted to the Company with the consent of the Member upon such additional member(s)’s execution of a counterpart signature page to this Agreement. Upon the admission to the Company of any additional member(s), the Member shall cause this Agreement to be amended and restated to reflect the admission of such additional member(s) and the initial capital contribution, if any, of such additional member(s), and to include such other provisions as the members may agree to reflect the change of status of the Company upon the admission of such additional member(s).

16.
Liability of the Member.  Except as provided in this Agreement or in the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member, Manager, director or officer shall be obligated personally for any such debts, obligations or liabilities solely by reason of being a Member, or acting as a Manager or director or officer, of the Company.  Except as otherwise provided in this Agreement, a Member’s liability (in its capacity as such) for Company obligations, liabilities and losses shall be limited to the Company’s assets; provided that the Member shall be required to return to the Company any distribution made to it in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Act.  Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.  As used herein, “Affiliates” of any person means any person that directly or indirectly controls, is controlled by, or is under common control with the person in question.

17.
Liability of Manager, Director or Officer. Except as otherwise provided herein or in an agreement entered into by such person and the Company, none of the Manager or any director or officer of the Company shall be liable to the Company or to any Member or any other person that is party to or otherwise bound by this Agreement  for any act or omission performed or omitted by such Manager, director or officer in their capacity as a Manager, director or officer, respectively, pursuant to the authority granted to such person by this Agreement; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such person’s willful misconduct or knowing violation of law.  Each Manager, director or officer may exercise any of the powers granted to such position by this Agreement and perform any of the duties imposed upon such position hereunder either directly or by or through their respective agents, and none of the Manager or any director or officer of the Company shall be responsible for any misconduct or negligence on the part of any such agent appointed by such Manager, director or officer (in each case, so long as such agent was selected with reasonable care).  Each Manager, director or officer shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by a Manager, director or officer in good faith reliance on such advice shall in no event subject such Manager (or director or officer thereof), director or officer to liability to the Company or any Member.

18.
Fiduciary Duty.  Notwithstanding any provision of this Agreement to the contrary, each Manager, director and officer of the Company shall, to the fullest extent permitted by the Act, have no duties of any kind or nature (at law, in equity, under this Agreement or otherwise, including any fiduciary duties or any similar duties) to the Company, to any Member, to any Affiliate of any Member, to any creditor of the Company or any of its subsidiaries or to any other person; provided that the implied contractual covenant of good faith and fair dealing shall be applicable only to the limited extent as required by the Act.  The provisions of this Agreement, to the extent that they restrict the duties (including fiduciary duties) and liabilities of the Manager, director or officer of the Company otherwise existing at law or in equity or by operation of the preceding sentence, are agreed by the Member to replace such duties and liabilities of such Manager, director or officer of the Company.

19.
Indemnification. (a) The Company will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a Member or is or was serving as a Manager, director or officer of the Company or is or was serving at the request of the Company as a manager, director, officer, member, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person.  Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section 19.  The Company will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Manager.

(b)          The Company will pay the expenses (including attorneys’ fees) incurred by a Manager, director or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a Manager, director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the Manager, director or officer to repay all amounts advanced if it should be ultimately determined that the Manager, director or officer is not entitled to be indemnified under this Section 19 or otherwise.

(c)          If a claim for indemnification or payment of expenses under this Section 19 is not paid in full within sixty (60) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney’s fees) of prosecuting such claim to the fullest extent permitted by Delaware law.  In any such action the Company will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(d)          The rights conferred on any person by this Section 19 will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Agreement, agreement, bylaw, vote or resolution of Managers or otherwise.

(e)          The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a Manager, director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity.

(f)          Any amendment, modification or repeal of the foregoing provisions of this Section 19 will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

20.
Amendment, Waiver, Etc.  This Agreement may not be amended or supplemented, and no waiver of or consent to departures from the provisions hereof shall be effective, unless set forth in a writing signed by the Member.

21.
Miscellaneous.  This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.  This Agreement shall be binding upon and inure to the benefit of the Member and its successors and permitted assigns.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.  Except as provided in Sections 16 through 19, nothing in this Agreement shall confer any rights upon any person or entity other than the Member and its successors and permitted assigns.  The provisions of this Agreement are intended only for the regulation of relations between the Member and former or prospective members and the Company.  This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement.

22.
Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES), ALL RIGHTS AND REMEDIES BEING GOVERNED BY SUCH LAWS.

IN WITNESS WHEREOF, the undersigned Member of the Company, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.
EXPEDIA GROUP, INC.

By: /s/ Robert J. Dzielak
Name: Robert J. Dzielak
Title: Chief Legal Officer and Secretary